POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas S. Schorsch as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-11 of ARC Realty Finance Trust, Inc. and all pre- and post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE
/s/ Leslie D. Michelson Leslie D. Michelson	Lead Independent Director	January 28, 2013
/s/ Elizabeth K. Tuppeny Elizabeth K. Tuppeny	Independent Director	January 18, 2013

/s/ Dr. Robert J. Froelich Dr. Robert J. Froelich	Independent Director	January 18, 2013